UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2024

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure or Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The Compensation Committee of National CineMedia, Inc.’s (the “Company”) Board of Directors has approved modified forms of restricted stock unit award agreements to be used in connection with the Company’s compliance with the Emergence Management Incentive Plan Requirement (as defined below). As previously disclosed, on August 7, 2023 (the “Effective Date”), National CineMedia, LLC (“NCM LLC”) emerged from bankruptcy. NCM LLC’s Modified First Amended Plan of Reorganization of National CineMedia, LLC Pursuant to Chapter 11 of the Bankruptcy Code (as amended, modified, or supplemented from time to time, the “Plan”) requires that Company’s Board of Directors adopt a management incentive plan and reserve up to 10% of the shares of the Company’s common stock on a fully diluted and as-converted/exchanged basis for the Company’s officers and directors (the “Emergence Management Incentive Plan Requirement”).
The approved form of Restricted Stock Unit Agreement (Time-Based) (the “TBRSUs”) allows for grants of restricted stock units that vest as follows: (i) 30 percent of the restricted stock units vest on December 31, 2024, (ii) 7.5 percent of the restricted stock units will vest at the end of each quarterly period throughout 2025, and (iii) 10 percent of the restricted stock units will vest at the end of each quarterly period throughout 2026. If a grantee terminates service on account of death, becoming disabled, or for Good Reason, or is terminated by the Company other than for cause, then the grantee will be entitled to earn a percentage of the restricted stock units equal to the percentage that will vest on the next scheduled service vesting date, and in all other cases of termination, then the grantee will be entitled to a pro rata portion of the restricted stock units. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the TBRSU, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The approved form of Restricted Stock Unit Agreement (Performance-Based) (the “PBRSUs”) allows for grants of restricted stock units that vest as follows: (i) 50 percent of the restricted stock units will vest based on the achievement of a total shareholder value metric achievement during the period ending on December 31, 2026 (the “TSV Achievement”), and (ii) 50 percent of the restricted stock units will vest on the basis of three separate measurement periods for each of 2024, 2025, and 2026 based on the achievement of an unlevered free cash flow per share metric (the “FCF Achievement”). In the event that the TSV Achievement exceeds the FCF Achievement for any of the applicable measurement periods, then the FCF Achievement will be increased to the percentage of the TSV Achievement for that period. Additionally, in the event that the Company achieves the maximum level of TSV Achievement, then all of the restricted stock units under the FCF Achievement will vest. If a grantee terminates service on account of death, becoming disabled, or for Good Reason, or is terminated by the Company other than for cause, then the grantee will be entitled to earn a percentage of the restricted stock units equal to the percentage that are targeted to vest on the next scheduled service vesting date, and in all other cases of termination, then the grantee will be entitled to a pro rata portion of the restricted stock units. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of PBRSU, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 1, 2024, the Board of Directors of the Company adopted an amendment (the “Bylaws Amendment”) to the Company’s Amended and Restated Bylaws to reduce the quorum required at all meetings of the Company’s stockholders for the transaction of business, to one-third of the stock issued and outstanding and entitled to vote, represented in person or by proxy, except as otherwise provided by statute or by the Company’s amended and restated certificate of incorporation, as amended, (the “Reduced Quorum Requirement”). The Company’s Amended and Restated Bylaws previously provided that the holders of a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote would constitute a quorum at all meetings of stockholders for the transaction of business.
The description of the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaws Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws of National CineMedia, Inc. adopted effective February 1, 2024
10.1	Form of Restricted Stock Unit Agreement (Time Based) - Emergence Grants
10.2	Form of Restricted Stock Unit Agreement (Performance Based) - Emergence Grants
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: February 2, 2024	By:	/s/ Ronnie Y. Ng
Ronnie Y. Ng
Chief Financial Officer